Exhibit 10.2

STOCK PURCHASE AGREEMENT

FURTHER TO DIGITAL BRANDS GROUP, INC. 2023 STOCK PLAN

This Stock Purchase Agreement (this “Agreement”) is made as of September 10, 2023, by and between Digital Brands Group, Inc., a Delaware corporation (the “Company"), and________________ (the “Purchaser”), such purchase being made pursuant to an Award granted under the Company’s 2023 Stock Plan.

In consideration of the mutual promises and covenants herein, the receipt and sufficiency are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1 Authorization And Sale Of Common Stock

1.1 Sale of Stock. Subject to the terms and conditions hereof, the Company will sell to the Purchaser and the Purchaser will buy from the Company _______(______) common shares (the "Shares") of the Company for the aggregate purchase price of ________Dollars ($________).

1.2 Consideration. The entire purchase price shall be evidenced by the execution and delivery by Purchaser of a non-recourse promissory note (the “Promissory Note”) in the form attached hereto as Exhibit “A”.

Section 2 Representations And Warranties Of The Purchaser

In connection with the purchase of the Shares, the Purchaser hereby represents and warrants to the Company as follows:

2.1 Accredited Investor/Business and Financial Experience. Purchaser is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended. Purchaser, by reason of his/her business or financial experience or the business or financial experience of its professional advisors, has the capacity to protect its own interests in connection with the purchase of the Shares. Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

2.2 Investment Intent: Blue Sky. Purchaser is acquiring the Shares for investment for his/her own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. It understands that the issuance of the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent and the accuracy of the Purchaser’s representations as expressed herein.

2.3 Rule 144. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited public resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

2.4 Access to Information. Purchaser acknowledges that he/she has had the opportunity to review the Company’s periodic reports on file with the Securities and Exchange Commission and has been afforded (i) the opportunity to ask such questions as her/she has deemed necessary of, and to receive answers from, representatives of the Company concerning and the merits and risks of investing in the Common Stock; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

2.4 Restrictions on Transfer; Restrictive Legends. Purchaser understands that the transfer of the Shares is restricted by applicable state and federal securities laws and that the certificates representing the Shares will be imprinted with legends restricting transfer except in compliance therewith.

Section 3 Miscellaneous

3.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware without regard to conflict of laws provisions.

3.2 Notices. All notices, requests and communications hereunder shall be in writing and any such notice, request, demand or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, certified mail, return receipt requested, postage prepaid, addressed for purposes of delivery by mail as follows:

If to the Company:	If to Purchaser:
Digital Brands Group, Inc.	__________________
1400 Lacava Street Austin, TX 78701	__________________

3.3 Parties in Interest. All covenants and agreements herein contained by or on behalf of the parties hereto shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.4 Amendments or Modifications. This Agreement or any provision hereof may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

3.5 Agreement Superseding. This Agreement (together with Exhibit "A" hereto) constitutes the entire agreement of the parties hereto with respect to the subject hereof and shall supersede any prior agreement between the parties hereto, whether written or oral, relating to the subject matter hereof.

3.6 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

The foregoing agreement is hereby executed effective as of the date first set forth above.

[Signature Page Follows]

“COMPANY"	“PURCHASER”

Digital Brands Group, Inc.

_________________________	._________________________
John Hilburn Davis IV, President
________________ (Print Name)

[Signature Page to the Stock Purchase Agreement]

EXHIBIT A

PROMISSORY NOTE

(NON-RECOURE)

Date: September 10, 2023

Maker: _________________________

Maker's Mailing Address:

________________________________

________________________________

Payee: Digital Brands Group, Inc.

1400 Lacava Street

Austin, TX 78701

Principal Amount: $______________________

Annual Interest Rate on Unpaid Principal from Date - 2% (based on a 365 day year).

Subject to earlier payment as specified herein, no payment shall be due on this note until the fifth (5th) anniversary date hereof.

Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rate stated above. Maker may prepay this note at any time without penalty.

Interest on the debt evidenced by this note or any other agreement between Maker and Payee shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded.

NOTWITHSTANDING ANY STATEMENT CONTAINED HEREIN TO THE CONTRARY, THE DEBT SECURED HEREBY IS NON-RECOURSE AND MAKER SHALL NOT BE LIABLE IN EITHER A PERSONAL OR CORPORATE CAPACITY FOR ANY DEFICIENCY.

Executed on the date first above written.

__________________________

________________(Print Name)